UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018

COLONY BANKCORP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 South Grant Street, Fitzgerald, Georgia 317501

(Address of Principal Executive Offices)

(229) 426-6000

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On May 10, 2018, Colony Bankcorp, Inc. (the “Company”) entered into an agreement (the “Warrant Transfer Agreement”) pursuant to which the Company will repurchase outstanding warrants that entitle the holders thereof to purchase, in the aggregate, 500,000 shares of the Company’s common stock (the “Warrants”) from certain selling entities named in the Warrant Transfer Agreement (the “Sellers”). The Company will pay an aggregate purchase price of $3,175,000 to the Sellers for the repurchase of the Warrants, and the Warrants will be cancelled upon the consummation of the transaction. The repurchase price was based on the fair market value of the Warrants as agreed upon by the Company and the Sellers. The consummation of the transactions contemplated by the Warrant Transfer Agreement is subject to customary closing conditions, including the non-objection of the Federal Reserve Bank of Atlanta and the approval by the Georgia Department of Banking and Finance of a special dividend from the Company’s wholly-owned subsidiary, Colony Bank, to fund the purchase price.

The foregoing description of the Warrant Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Transfer Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Warrant Transfer Agreement, dated as of May 10, 2018 by and among Colony Bankcorp, Inc. and the several sellers identified therein.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, as amended, the Company duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: May 10, 2018	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice-President and
Chief Financial Officer